CONTACT:	-OR-	TRBR INVESTOR RELATIONS COUNSEL:
Trailer Bridge, Inc.		The Equity Group Inc.
John D. McCown		www.theequitygroup.com
Chairman & CEO		Adam Prior (212) 836-9606
(800) 554 -1589		Ethan Guttenplan (212) 836-9605
www.trailerbridge.com

FOR IMMEDIATE RELEASE

TRAILER BRIDGE REPORTS THIRD QUARTER FINANCIAL RESULTS

Company to hold conference call this morning at 11:00 AM ET

Jacksonville, FL – November 14, 2007 — Trailer Bridge, Inc. (NASDAQ Global Market: TRBR) today reported financial results for the third quarter ended September 30, 2007 (see attached table), summarized by revenue of $28.2 million, an operating ratio (operating expenses/revenue) of 90.2% and net income of $0.4 million, or $0.03 per share. The Company’s third quarter results were negatively impacted by the startup of the Company’s new service, which is estimated to have incrementally reduced net income by $0.9 million during the third quarter, largely through the charter and fuel costs associated with the tug for the new service.

John D. McCown, Chairman and CEO, said, “Our new service started slow both in terms of the Dominican Republic startup and putting the additional Puerto Rico capacity to work. While we are gaining traction in attracting customers to and from the Dominican Republic, our volume performance was buffeted by softness in the Puerto Rico lane. However, we were pleased to have once again increased our market share in the Puerto Rico lane during the period. While we did not meet our expectations in the third quarter, we believe it is related to the ramp up in volume in the new service, which will continue to accelerate in coming quarters, and we anticipate achieving the goals that were behind our expansion.”

Mr. McCown continued, “Our net income over the trailing twelve month period was $0.73 per basic share. With the assets we now have deployed, we believe we can do better than that and we’re striving to demonstrate that as soon as possible. We have a lower-cost transportation system with demonstrated relative competitive advantages. We operate in markets with major entry barriers and our prospects going forward remain bright.”

Total revenue for the three months ended September 30, 2007 was $28.2 million, a decrease of 2.4% compared to the $28.9 million reported in the third quarter of 2006 and a decrease of 4.5% sequentially compared to the second quarter of 2007. During the third quarter southbound container volume declined 0.8% and average revenue per load for containers moved southbound increased 1.2% from the year earlier period.

The Company’s southbound deployed vessel capacity utilization during the third quarter was 77.3% and northbound it was 22.8%, compared to 86.9% and 28.0%, respectively, during the third quarter of 2006. Capacity utilization in the most recent third quarter period was based on the deployment in August 2007 of a fifth vessel in a new service including both Puerto Rico and the Dominican Republic. As a result, capacity increased 14.2% southbound and 12.2% northbound compared to the year earlier quarter.

Trailer Bridge, Inc.	Page 2
November 14, 2007

Trailer Bridge reported operating income of $2.8 million in the third quarter of 2007, a decrease of 38.5% compared with operating income of $4.5 million in the third quarter of 2006. The Company reported net income of $0.4 million, or $0.03 per share, for the third quarter of 2007, a decrease of 81.2% compared to net income of $1.9 million, or $0.16 per share, in the year earlier period.

Financial Position

At September 30, 2007, the Company had cash balances of $2.4 million, working capital of $5.6 million and stockholders equity of $1.2 million (see balance sheet attached).

Conference Call

Trailer Bridge will discuss third quarter results in a conference call today at 11:00 AM (Eastern Time). The dial in number is 888-737-9834. The call will also be simultaneously broadcast over the Internet. To listen to the live webcast, please go to www.trailerbridge.com and click on the conference call link, or click http://investor.shareholder.com/media/eventdetail.cfm?mediaid=28047&c=TRBR&mediakey=2A3C0D626C8C80DA57CD0279E94900D4&e=0. The webcast will be archived and accessible for approximately 30 days if you are unable to listen to the live call.

Trailer Bridge provides integrated trucking and marine freight service to and from all points in the lower 48 states and Puerto Rico, bringing efficiency, service, security and environmental and safety benefits to domestic cargo in that traffic lane. This total transportation system utilizes its own trucks, drivers, trailers, containers and U.S. flag vessels to link the mainland with Puerto Rico via marine facilities in Jacksonville and San Juan. Additional information on Trailer Bridge is available at the www.trailerbridge.com website.

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed in this press release include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company and its asset utilization. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Without limitation, these risks and uncertainties include the risks of economic recessions, severe weather, changes in the price of fuel, changes in demand for transportation services offered by the Company, capacity conditions in the Puerto Rico trade lane and changes in rate levels for transportation services offered by the Company.

(Tables to Follow)
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Trailer Bridge, Inc.	Page 3
November 14, 2007

TRAILER BRIDGE, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
OPERATING REVENUES	$28,229,658	$28,910,141	$84,625,752	$79,136,520
OPERATING EXPENSES:
Salaries, wages, and benefits	4,153,593	3,843,281	12,483,075	11,187,803
Rent and purchased transportation	7,068,435	7,079,890	20,085,793	18,733,688
Fuel	4,810,756	3,906,627	12,326,935	10,979,813
Operating and maintenance (exclusive of depreciation & dry-docking
shown separately below)	5,601,306	5,713,872	16,780,212	16,536,186
Dry-Docking	--	188,537	4,544	12,581,094
Taxes and licenses	120,625	105,654	308,537	312,708
Insurance and claims	779,397	938,508	2,392,001	2,668,667
Communications and utilities	195,083	130,204	503,138	383,598
Depreciation and amortization	1,404,948	1,319,395	4,116,951	3,959,816
Loss on sale of property & equipment	14,513	42,505	65,595	88,584
Other operating expenses	1,309,184	1,136,386	3,770,223	3,240,330

	25,457,840	24,404,859	72,837,004	80,672,287

OPERATING INCOME (LOSS)	2,771,818	4,505,282	11,788,748	(1,535,767)
NONOPERATING (EXPENSE) INCOME:
Interest expense	(2,532,489)	(2,635,952)	(7,695,456)	(7,662,469)
Interest income	134,290	73,385	498,691	329,896

INCOME (LOSS) BEFORE PROVISION FOR
INCOME TAXES	373,619	1,942,715	4,591,983	(8,868,340)
PROVISION FOR INCOME TAXES	(8,806)	(236)	(4,775,259)	(8,128)

NET INCOME (LOSS)	$364,813	$1,942,479	$(183,276)	$(8,876,468)

PER SHARE AMOUNTS:
NET INCOME (LOSS) PER SHARE BASIC	$0.03	$0.16	$(0.02)	$(0.75)

NET INCOME (LOSS) PER SHARE DILUTED	$0.03	$0.16	$(0.02)	$(0.75)

WEIGHTED AVERAGE
SHARES OUTSTANDING BASIC	11,914,544	11,784,197	11,851,391	11,781,362

SHARES OUTSTANDING DILUTED	12,471,300	12,281,922	11,851,391	11,781,362

Trailer Bridge, Inc.	Page 4
November 14, 2007

TRAILER BRIDGE, INC.
CONDENSED BALANCE SHEET

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$2,378,429	$6,909,885
Trade receivables, less allowance for doubtful
accounts of $1,313,729 and $864,875	15,403,815	16,076,170
Prepaid and other current assets	1,834,300	1,637,402
Deferred income taxes, net	200,101	4,975,360

Total current assets	19,816,645	29,598,817
Property and equipment, net	89,388,315	79,966,635
Other assets	8,580,674	8,638,226

TOTAL ASSETS	$117,785,634	$118,203,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,017,221	$5,444,805
Accrued liabilities	6,806,665	5,647,988
Unearned revenue	863,905	565,194
Current portion of long-term debt	1,255,210	1,208,902
Current portion of due to affiliates	297,520	888,133

Total current liabilities	14,240,521	13,755,022
Long-term debt, less current portion	102,297,039	103,505,941

TOTAL LIABILITIES	116,537,560	117,260,963

Commitments and Contingencies	--	--
Stockholders’ Equity:
Preferred stock Series $.01 par value, 1,000,000, shares authorized;
no shares issued or outstanding	--	--
Common stock, $.01 par value, 20,000,000 shares
authorized; 11,921,126 and 11,787,787 shares issued and
outstanding	119,211	117,878
Additional paid-in capital	52,844,654	52,357,352
Deficit	(51,715,791)	(51,532,515)

TOTAL STOCKHOLDERS’ EQUITY	1,248,074	942,715

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$117,785,634	$118,203,678